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                                      [FORM OF]

                                AMENDMENT NO. 1 TO THE

                     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                DATED AUGUST 13, 1996





                            DURA AUTOMOTIVE SYSTEMS, INC.







                                     JULY 1, 1997

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                     AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                     STOCKHOLDERS AGREEMENT DATED AUGUST 13, 1996

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                               DATED AS OF JULY 1, 1997

    This Amendment No. 1 to the Stockholders Agreement dated as of August 13, 1996 (the "STOCKHOLDERS AGREEMENT") is made as of July 1, 1997, by and among Dura Automotive Systems, Inc., a Delaware corporation (the "COMPANY"), Onex DHC LLC, a Wyoming limited liability company ("ONEX"), J2R Corporation, a Delaware corporation ("J2R"), Alkin Co., a Delaware corporation ("ALKIN"), the HCI Stockholders, as set forth on SCHEDULE I to the Stockholders Agreement, and the Management Stockholders, as set forth on SCHEDULE II to the Stockholders Agreement. Defined terms used herein shall have the same meanings as set forth in the Stockholders Agreement.

    WHEREAS, the Company, Onex, J2R, Alkin, the HCI Stockholders and the Management Stockholders are parties to the Stockholders Agreement described above; and

    WHEREAS, the parties desire to amend Section 3.1(b) of the Stockholders Agreement to further clarify such provision; and

    WHEREAS, the parties desire to release certain of the Management Stockholders named in Exhibit I hereof (the "RELEASED MANAGEMENT STOCKHOLDERS") from the Stockholders Agreement; and

    WHEREAS, the Released Management Stockholders desire to convert their shares of Class B Common Stock of the Company to shares of Class A Common Stock; and

    WHEREAS, Section 8.10 of the Stockholders Agreement requires any modification or amendment to the Stockholders Agreement to be approved in writing by the Company, Onex, J2R and Alkin.

    NOW, THEREFORE, for mutual covenants exchanged and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follow

I.  AMENDMENTS.

    1. Article III, COVENANTS, Section 3.1(b) shall be amended to add the words set forth in double underscore below in order to clarify that the reference to 10% of the holders of Common Stock of the Company shall mean the holders of at least 10% OF THE VOTING POWER of the Common Stock, consistent with the By-laws of the Company:


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         3.1(b)  a special meeting of the Board of the Company or such
         Subsidiary may be called, to be held at the registered office of the Company, by holders of at least 10% OF THE VOTING POWER of the Company's outstanding Common Stock, upon at least 10 days' notice, stating the purpose of the meeting and proposing an agenda therefor;

    2. Schedule II is revised as set forth on Exhibit II hereof to reflect the removal of the Released Management Stockholders, each of whom shall cease to be bound by or to have any rights under the Stockholders Agreement;

    3. Article V, Section 5.3, RESTRICTIONS ON TRANSFER, is amended by adding the following sentence after the first sentence and before the second sentence of such section:

    "The consent of Onex may be in the form attached hereto as Schedule III, or in any other similar form chosen by Onex in its sole discretion."

    4.   Schedule III, FORM OF CONSENT TO TRANSFER OF SHARES, as set forth on
Exhibit III hereof, shall be added to form a apart of the Stockholders Agreement following Schedules I and II (as amended) therein.

    5. Article VI, Section 6.2, LEGENDING OF SHARE CERTIFICATES, is amended by substituting the following legend in its entirety for the legend currently set forth therein:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 13, 1996, AS AMENDED ON JULY 1, 1997, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AS AMENDED, WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

II. COVENANTS. In connection with the execution of this Amendment No. 1 to the Stockholders Agreement, the parties hereby covenant as follows:

    1. Each of the Released Management Stockholders covenants to elect to convert any and all shares of Class B Common Stock


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held by such Managementholder into shares of Class A Common Stock, as permitted by Article Four, Section 2(B)(4B)(c) of the Company's Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE"), by providing written notice to the Company in the Form attached as Exhibit IV hereto and consistent with the procedures set forth in the Restated Certificate, within 120 days of the date of this Amendment No. 1 to the Stockholders Agreement.

    2. The Company covenants to promptly effectuate the conversion of Class B Common Stock to Class A Common Stock with respect to each Released Management Stockholder.

    3. Onex hereby ratifies its consent and waives any right of protest with respect to any and all shares of Common Stock transferred in one or more Public Sales by any Management Stockholder or Released Management Stockholder prior to the date of this Amendment No. 1 and for which written consent was not obtained from Onex by such Managementholder. Such waiver shall not operate or be construed as a waiver with respect to any transfer of Common Stock occurring after the date of this Amendment No. 1 to the Stockholders Agreement.


                                  *   *   *   *   *


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 1 to the Stockholders Agreement as of the date first above written.

         THIS AGREEMENT IS SUBJECT TO A BINDING ARBITRATION AGREEMENT.






                                     [SIGNATURES]


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EXHIBIT I



                   RELEASED MANAGEMENT STOCKHOLDERS

                   David Allison
                   Bill Bach
                   Richard Bigham
                   Samuel Casleton
                   Miles G. Doolittle
                   Douglas Elliott
                   John A. Fritz
                   John Hanson
                   Richard F. Haxel
                   Henry L. Huber, Jr.
                   Richard L. Kraus
                   Michael J. Kukla
                   Craig L. Lamiman
                   J. Frank Mack
                   Sean M. McGuire
                   Mark O. Messinger
                   Paul D. Nordstrom
                   David A. Skrzyniarz
                   Douglas S. Stepanian
                   Timothy C. Stephens
                   Jeffrey Tayon
                   John B. Truckey


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EXHIBIT II


                        SCHEDULE II - MANAGEMENT STOCKHOLDERS

                   David R. Bovee
                   Joe A. Bubenzer
                   David P. Klosterman
                   Milton D. Kniss
                   Carl W. Kucsera
                   Karl F. Storrie



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EXHIBIT III


                            DURA AUTOMOTIVE SYSTEMS, INC.

                CONSENT TO TRANSFER OF SHARES PURSUANT TO ARTICLE V,
        SECTION 5.3 OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED
                             AUGUST 13, 1996, AS AMENDED


         In accordance with Article 5.3 of the Amended and Restated Stockholders Agreement dated August 13, 1996, as amended, Onex DHC LLC hereby consents to the transfer of the following shares of Class B Common Stock by the Management Stockholder indicated below:

Management Stockholder: _____________________________________

Number of Shares:       _____________________________________

         (check one)    ___  Class A Common Stock

                        ___  Class B Common Stock




Date:  _______________       ONEX DHC LLC


                             By:  ______________________________
                             Name:
                             Title:



Received and Acknowledged:

DURA AUTOMOTIVE SYSTEMS, INC.


By: ______________________________
Name:
Title:



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EXHIBIT IV


                            DURA AUTOMOTIVE SYSTEMS, INC.

                      ELECTION TO CONVERT ANY AND ALL SHARES OF
                     CLASS B COMMON STOCK TO CLASS A COMMON STOCK


         In accordance with Article Four, Section 2(B)(4B)(c) of the Amended and Restated Certificate of Incorporation of Dura Automotive Systems, Inc. (the "COMPANY"), the undersigned hereby requests that all shares of the Company's Class B Common Stock held by such stockholder be converted to shares of Class A Common Stock:


I, ___________________________ hereby irrevocably request that
   (print name of shareholder)
any and all shares of Class B Common Stock of Dura Automotive Systems,Inc. held of record by me on the date hereof be converted to shares of Class A Common Stock as soon as practicable.



Date:  ______________             ______________________________
                                  (Shareholder)

                                  ______________________________
                                  (Print Name)


***  THIS ELECTION MUST BE EXECUTED AND RECEIVED BY THE COMPANY, ATTENTION DAVID
R. BOVEE, NO LATER THAN NOVEMBER 1, 1997.  ***